UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 10, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

Letter of Instruction with respect to Intercreditor Agreement

In connection with the acquisition of the Professional Business, on October 1, 2007, MPC-Pro, LLC (“MPC-Pro’) and its newly-acquired subsidiary, Gateway Companies, Inc. (“GCI”), Gateway, Inc. (“Gateway”) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WFBC”), entered into an Agreement (the “Intercreditor Agreement”) that provided Gateway with a junior security interest in accounts receivable, inventory and other property of MPC-Pro and GCI. A copy of the Intercreditor Agreement was filed as Exhibit 99.2 with a Current Report on Form 8-K filed on October 9, 2007 and is incorporated herein by reference. The Intercreditor Agreement was subsequently amended by the Agreement Amendment on February 20, 2008 (the “First Amendment”), which was filed as Exhibit 99.2 with a Current Report on Form 8-K on February 26, 2008, and the Second Agreement Amendment, which was filed as Exhibit 99.2 with a Current Report on Form 8-K on April 2, 2008, and which are incorporated herein by reference.

On April 10, 2008, MPC-Pro, GCI, and Gateway delivered to WFBC an instruction letter that modified certain terms of the Intercreditor Agreement. The letter confirmed that the requirement under paragraph 1(b) of the Intercreditor Agreement to maintain a controlled collateral account in the amount of $1,500,000 was eliminated. Additionally, the letter confirmed that WFBC is not required to hold certain Gateway funds in trust as previously required under Section 3 of the Intercreditor Agreement. The letter is attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1      Letter from MPC-Pro, LLC, Gateway Companies, Inc. and Gateway, Inc. to Wells Fargo Bank dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: April 16, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from MPC-Pro, LLC, Gateway Companies, Inc. and Gateway, Inc. to Wells Fargo Bank dated April 10, 2008.